AMENDED AND RESTATED BY-LAWS

                                     OF

                                CENTALE, INC.

                          (a New York corporation)

1.   MEETING OF SHAREHOLDERS.

     1.1 Annual Meeting. The annual meeting of shareholders shall be held on a date fixed by the Board of Directors as soon as practicable after the completion of the audit of the Company's financial statements for the previous year, and shall be held at a place and time determined by the board of directors (the "Board").

     1.2 Special Meetings. Special meetings of the shareholders may be called by resolution of the Board (or by the Chairman of the Board) and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board. Only business related to the purposes set forth in the notice of the meeting may be trans acted at a special meeting.

     1.3 Place of Meeting. Meetings of the shareholders may be held in or outside New York State.

     1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a shareholder at his address on the Corporation's records. The attendance of any shareholder at a meeting, without protesting before the end of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

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     1.5  Quorum.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

     1.6 Voting; Proxies. Each shareholder of record shall be entitled to one vote for every share registered in his name and may attend meetings and vote either in person or by proxy. Corporate action to be taken by share holder vote, including the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law or by section 1.7 of these by-laws. Directors shall be elected in the manner provided in section 2.1 of these by-laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after eleven months from its date unless it provides otherwise.

     1.7 Action by Shareholders Without a Meeting. Any shareholder action may be taken without a meeting if taken in compliance with Article "Sixth" of the Corporation's Certificate of Incorporation.

2.   BOARD OF DIRECTORS.

     2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of not less than 1 director who shall each be at least 21 years old. The number of directors may be changed by resolution of a majority of the entire Board or by the shareholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast and shall hold office until the next annual meeting of shareholders and until the election of their respective successors.

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     2.2  Quorum and Manner of Acting.  A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, except as otherwise provided by section 2.3 of these by-laws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     2.3 Action by Board without a Meeting. Any Board action (or action of any committee thereof) may be taken without a meeting if all members of the Board (or of the committee) consent in writing to the adoption of a resolution authorizing the action.

     2.4 Participation by Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

     2.5 Place of Meetings. Meetings of the Board may be held in or outside New York State.

     2.6 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in section 2.8 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.7 Special Meetings. Special meetings of the Board may be called by the President or by any one of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.
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     2.8  Notice of Meetings; Waiver of Notice.  Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjourn ment is taken.

     2.9 Resignation and Removal of Directors. Any director may resign at any time. Any or all of the directors may be removed at any time, either with or without cause, by vote of the shareholders, and any of the directors may be removed for cause by the Board.

     2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

     2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capaci ties.

3.   COMMITTEES.

     3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate the Executive Committee of three or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by-laws, which shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting. The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.
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     3.2  Other Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors to serve at the Board's pleasure, with such powers and duties as the Board determines.

4.   OFFICERS.

     4.1 Number. The executive officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, the Secretary, the Treasurer, and such other officers as may from time to time be chosen by the Board of Directors. All offices may be held by the same person.

     4.2 Election; Term of Office. The executive officers of the Corpora tion shall be elected annually by the Board, and each officer shall hold office until the next annual meeting of the Board and until the election of his successor.

     4.3 Subordinate Officers. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents or employ ees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.4 Resignation and Removal of Officers. Any officer may resign at any time. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the affirmative vote of a majority of the Board either with or without cause.

     4.5 Vacancies. A vacancy in any office may be filled for the unex pired term in the manner prescribed in sections 4.2 and 4.3 of these by-laws for the election or appointment to the office.

     4.6. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

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     4.7   The Chief Executive Officer.   The Chief Executive Officer,
subject to the control of the Board of Directors, shall be responsible for formulating the financial and operational policies of the Corporation, and supervising the execution thereof.

     4.8 The President. The President shall be the chief operating officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall be responsible for the general day-to-day management of the business of the corporation and shall see that all resolutions of the Board and directives of the Chief Executive Officer are carried into effect. The Chief Executive Officer and the President shall each have the power to execute in the corporate name all authorized deeds, mort gages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     4.9 Vice President. Each Vice President shall have such powers and duties as the Board or the President assigns to him.

     4.10 The Treasurer. The Treasurer shall be in charge of the Corpora tion's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.

     4.11 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

     4.12 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the President to fix the salary of any officer.
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5.   SHARES.

     5.1 Certificates. The shares of the Corporation shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal.

     5.2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

     5.3 Determination of Shareholders of Record. The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 50 days before any other action.

6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     6.1. Indemnification in Actions Other Than By Right of the Corporation. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any

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capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, proceeding or claim, or any appeal therein; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated. The foregoing indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, agreement, vote of stockhold ers, or otherwise.

     6.2. Indemnification in Actions by Right of the Corporation. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of any other corporation of any type of kind, domestic or foreign or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in judgment or settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The foregoing indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, agreement, vote of stockholders, or otherwise.

7.   MISCELLANEOUS.

     7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

     7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall end on December 31.

     7.3 Voting of Shares in Other Corporations. Shares in other corpora tions which are held by the Corporation may be represented and voted by the President or a Vice President of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.
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     7.4  Amendments.  By-laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders. If a by-law regulating elections of directors is adopted, amended or repealed by the Board, the notice of the next meeting of shareholders shall set forth the by-law so amended, repealed or adopted, together with a concise statement of the changes made.

Adopted by the Board of Directors: November ___, 2004